UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ford Motor Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED MARCH 29, 2024

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2024

This supplement (this “Supplement”) supplements the definitive proxy statement filed by Ford Motor Company (“we” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2024 (the “2024 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2024 Annual Meeting of Stockholders, to be held virtually at 8:30 a.m., Eastern Time at www.virtualshareholdermeeting.com/FORD2024 (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about April 5, 2024.

This Supplement updates the disclosure in the 2024 Proxy Statement in the section titled “Questions and Answers About the Proxy Materials” beginning on p. 97 to revise the information under the subheading “Voting recommendations and required approval.” The information under that subheading is hereby revised in its entirety to read as follows:

Voting recommendations and required approval

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders. For purposes of the meeting, a quorum is present if a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting are represented electronically or by proxy at the meeting. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority on any matter other than the ratification of accounting firm and haven’t received instructions as to how to vote on those non-discretionary proposals (so-called “broker non-votes”) are considered “shares present” for the purposes of determining whether a quorum is present.

Proposal		Board Recommendation
1.	Election of Directors (pages 26-36)	The Board recommends a vote FOR each of the nominees.
2.	Ratification of Accounting Firm (pages 37-38)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.
3.	Say-on-Pay Approval (pages 39-81)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.
4.	Approval of the 2024 Stock Plan for Non-Employee Directors (pages 82-85)	The Board recommends a vote FOR approval of the 2024 Stock Plan for Non-Employee Directors.
5.	Shareholder Proposals (pages 86-94)	The Board recommends a vote AGAINST the Shareholder Proposals.

•	A majority of the votes that could be cast at such meeting upon a single given question by shareholders who are either present online or represented by proxy at the meeting is required to approve each proposal.

•	Abstentions have the effect of a vote “against” any matter as to which they are specified.

•	Broker non-votes are not considered “votes cast” and will not affect the outcome of the vote on any matter other than the ratification of the accounting firm.

•	The votes are computed for each share as described on page 97.

Except as described in this Supplement, none of the items or information presented in the 2024 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2024 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2024 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2024 Proxy Statement.